UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PASITHEA THERAPEUTICS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

PASITHEA THERAPEUTICS CORP.

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

PROXY STATEMENT SUPPLEMENT DATED NOVEMBER 29, 2023

Annual Meeting of Stockholders

To be held on December 19, 2023

The following information supplements and should be read in conjunction with the original Proxy Statement dated October 26, 2023 of Pasithea Therapeutics Corp. (“Pasithea” or the “Company”), which was mailed to shareholders on or about October 26, 2023 (the “Proxy”). Terms defined in the Proxy have the same meaning herein, unless the context otherwise requires.

SUPPLEMENTAL DISCLOSURE

Pasithea is providing this supplement to reflect the following updates to the disclosure in the Proxy:

Adjournment

On November 29, 2023, the Company published a press release announcing that it had convened and then adjourned its 2023 Annual Meeting, without conducting any business, in order to provide stockholders additional time within which to vote on the proposals described in the Company’s Proxy. The adjourned Annual Meeting will reconvene on December 19, 2023 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/KTTA2023.

A copy of the Press Release announcing the adjournment is included herein as Annex A.

Proxy Solicitor

The Company has retained Alliance Advisors to act as proxy solicitation agent. In connection with these services, Alliance Advisors will receive approximately $10,000 for its assistance and will be reimbursed for its reasonable out-of-pocket expenses. In addition, the Company has agreed to indemnify Alliance Advisors and certain related persons against certain liabilities relating to or arising out of Alliance Advisor’s engagement.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy remains unchanged. From and after the date of this supplement, all references to the “Proxy” are to the Proxy as supplemented hereby.

Annex A

Pasithea Therapeutics Announces Adjournment of 2023 Annual Meeting of Stockholders

SOUTH SAN FRANCISCO, Calif. and MIAMI, Fl., November 29, 2023 (GLOBE NEWSWIRE) — Pasithea Therapeutics Corp. (“Pasithea” or the “Company”) (NASDAQ: KTTA), today announced that its annual meeting of stockholders held on November 29, 2023 (the “Annual Meeting”) was convened and then adjourned, without conducting any business, in order to provide stockholders additional time within which to vote on the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on October 26, 2023 (the “Proxy Statement”).

The adjourned Annual Meeting will reconvene on December 19, 2023 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/KTTA2023. The original record date of October 12, 2023 remains the same for the adjourned Annual Meeting. Stockholders of record may attend the virtual webcast meeting by logging in through the same method as set forth in the Company’s Proxy Statement.

The Company has adjourned the Annual Meeting to allow stockholders additional time to vote. All proposals set forth in the Proxy Statement will be voted upon at the adjourned Annual Meeting to be held on December 19, 2023. The Company’s board of directors believes approval of each of these proposals is the best interests of the Company and its stockholders for the reasons described in the Proxy Statement and recommends stockholders vote FOR all proposals.

Stockholders who have already voted their shares on the proposals contained in the Proxy Statement do not need to vote again. Proxies previously submitted will be voted at the adjourned Annual Meeting, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

Pasithea encourages all stockholders, as of the record date on October 12, 2023, who have not yet voted to do so promptly. Stockholders may use the Proxy Card that they were originally provided with or vote in the manner as set forth in the Proxy Statement.

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About Pasithea Therapeutics Corp.

Pasithea is a biotechnology company primarily focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders and RASopathies. With an experienced team of experts in the fields of neuroscience, translational medicine, and drug development, Pasithea is developing new molecular entities for the treatment of neurological disorders, including Amyotrophic Lateral Sclerosis (ALS), Neurofibromatosis type 1 (NF1), Noonan syndrome and Solid Tumors.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, the success of the Company’s current and future business strategies, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings made with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Pasithea Therapeutics Contact

Patrick Gaynes

Corporate Communications

pgaynes@pasithea.com

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